[Revision Draft: April, 2005]

Charter of the Board of Directors (the "Board")
and the Committees thereof
of Mountain Province Diamonds Inc. (the "Company")

Article 1 - The Board

1.1     Statement of Policy.

The Board is responsible for the stewardship of the Company. Without limiting the generality of the foregoing, the Board is responsible for:
(a)

identifying the principal risks of the Company's business, ensuring the implementation of appropriate systems to manage these risks and guiding the Company forward in a manner that takes into account these risks as well as the opportunities of the business;

(b)

as the need arises, appointing, training and monitoring senior management and determining what competencies, skills and personal qualities it should seek in new Board members in order to add value to the Company;

(c)	ensuring the integrity of the Company's disclosure controls and procedures, internal controls and management information systems;

(d)	approving or developing the corporate objectives that the CEO is responsible for meeting and assessing the CEO against these objectives; and

(e)	ensuring that the Board is functioning independently of management.
1.2     Composition of the Board.

The majority of the Board must be comprised of individuals who are "unrelated" and "independent". "Unrelated" means independent of management and free from any interest and any business or other relationship that could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Company, other than the interests and relationships arising from shareholding. If there is a shareholder with the ability to exercise a majority of the votes for the election of the Board, then the Board must also include a number of directors who do not have interests in or relationships with either the Company or the shareholder. For the purposes of this Article 1, "independent directors" has the meaning ascribed to that term in section 121A of the American Stock Exchange Company Manual (the "AMEX Rules").

1.3     Chair of the Board.

The Chair should not be a member of management. If the Chair is a member of management, then a lead director must be appointed. The Chair or lead director, as applicable, is responsible for ensuring that the Board carries out its responsibilities effectively.

1.4     Decisions Requiring Prior Board Approval.

The Company will only undertake or proceed with the following matters with the prior approval of a majority of the Board:
(a)

allot or issue any securities of any class of shares of the Company and any rights, warrants, options or other instruments entitling the holder, whether or not on a contingency, to acquire from the Company securities, and any instruments convertible or exchangeable, whether or not on a contingency, into any of the foregoing;

(b)	make a declaration or payment of any dividends or purchase for cancellation, redeem or acquire any securities of the Company;

(c)	adopt an annual budget;

(d)	enter into any joint venture agreement with respect to any of the Company's natural resource properties;

(e)	enter into any agreement with any employee, consultant or officer where the compensation or full-time equivalent compensation exceeds $75,000 per annum;

(f)	materially change the nature of the Company's business;

(g)

sell or otherwise dispose of any of the Company's natural resource properties out of the ordinary course of business, unless such sale is in connection with a transaction permitted under paragraph (h) below;

(h)	make or incur any single capital expenditure in excess of $50,000, which is not included in the Company's budget for that year previously approved by the Board;

(i)	increase or decrease the authorized capital of the Company or alter the share capital of the Company including, without limitation, any share rights in respect of the Company's common shares;

(j)	amalgamate, consolidate, merge or combine or enter into an agreement to amalgamate, consolidate, merge or combine the Company or any of its subsidiaries with any other entity;

(k)	change the fiscal year end of the Company; and

(l)

undertake any proceedings to liquidate, dissolve or reorganize the Company or any of its subsidiaries or under any bankruptcy, insolvency or receivership legislation in respect of the Company or any of its subsidiaries.

1.5     Board Meetings.

The Board will meet six times a year on a bi-monthly basis, at such time and place as is agreed to by the Board. At least five days prior to the meeting, the Secretary will circulate (i) an agenda; and (ii) financial information for the period following the last Board meeting, including actual expenditure by category in the period, a variance analysis versus budget and the revised estimated year-end cash balance. Any director may submit an item to the Secretary to be included on the agenda. Within five business days of the meeting, the Secretary will circulate the minutes for review and comment. In the event a resolution is to be passed by way of written consent rather than a meeting of the Board, a brief summary of the background and purpose of the resolution will be provided to the directors. The independent directors shall meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

1.6     Annual Budget.

On or before December 1 of each year, the Board will be provided with a detailed budget for the upcoming year, to be approved by the Board.

Article 2 - The Audit Committee

2.1     Composition.

The Audit Committee will be composed of at least three directors who, for the purposes of this Article 2.1, must meet the tests of "independence" in each of Multilateral Instrument 52-110 (Audit Committees) ("MI-52-110") of the Canadian Securities Administrators, section 121A of the AMEX Rules and Rule 10A-3 promulgated by the United States Securities Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, and all of whom must have the ability to read and understand a balance sheet, an income statement and a cash flow statement. At least one director must be an "audit committee financial expert" as defined under Item 401(h) of Regulation S-K adopted by the SEC. Audit committee financial expert means a person who has:

(a)	an understanding of financial statements and generally accepted accounting principles;

(b)	an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(c)

experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities;

(d)	an understanding of internal controls and procedures for financial reporting; and

(e)	an understanding of audit committee functions.

An audit committee financial expert shall have acquired such attributes through:
(a)

Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(b)	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

(c)	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(d)	Other relevant experience.

The CEO must notify the American Stock Exchange promptly in the event that the Company is not in compliance with the requirement of Rule 10A-3.

2.2     Purpose.

The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities. The Audit Committee shall provide assistance to the members of the board of directors in fulfilling their responsibility to the stockholders, potential stockholders and investment community to oversee the quality and integrity of financial reports of the Company, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's external auditors, and the performance of the Company's internal audit function and its external auditors. In so doing, it is the responsibility of the Audit Committee to maintain free and open communications between the directors, the external auditors, and the financial management of the Company. It is the expectation of the Audit Committee that the financial management will fulfill its responsibility of bringing any significant items to the attention of the Audit Committee.

2.3     External Advisors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the external auditors as well as anyone in the organization. The Audit Committee has the ability to retain, and set and pay the compensation at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

2.4     Meetings.

The Audit Committee will meet on at least a quarterly basis. The Audit Committee Chair will, with input from the CEO, CFO and external auditors, prepare or approve an agenda in advance of each meeting. The CFO will act as management advisor to the Audit Committee, and will attend regular meetings. The CFO will discuss key accounting estimates and subjective adjustments for each interim period. The external auditors will also be asked to attend regular meetings. The external auditors should periodically discuss the appropriateness of accounting, including accounting alternatives and choices made by management. At the beginning or end of each regular meeting, the CFO and external auditors will be excused so that Audit Committee members may have a private session.

In addition to the regular meetings, the Audit Committee will meet privately at least annually with each of management and the external auditors, to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee will communicate with management and the external auditors quarterly to review the Company's interim financial statements and significant findings based upon the external auditors' review procedures.

The Audit Committee will maintain minutes of meetings and periodically report to the Board on significant results of its activities.

2.5     Review Procedures.

The Audit Committee's duty and responsibility to monitor the integrity of the Company's financial reporting process and system of internal controls regarding financial reporting and accounting compliance includes:
(a)

reviewing the Company's annual audited financial statements, management discussion and analysis, annual and interim earnings press releases and related documents prior to filing or distribution. The review should include discussion with management and external auditors of significant issues regarding accounting principles, practices and significant management estimates and judgments;

(b)	annually, in consultation with management and external auditors: (i) considering the integrity of the Company's financial reporting processes and internal controls; (ii) discussing significant financial risk exposures and the steps management has taken to monitor, control and report such exposures and reviewing the adequacy of such internal controls; and (iii) reviewing significant findings prepared by the external auditors together with management's responses, including the status of previous recommendations;

(c)	reviewing the effectiveness of the overall process for identifying the principal risks affecting financial reporting and providing the Audit Committee's view to the Board;

(d)

reviewing with management and the external auditors the Company's quarterly financial statements and related documents prior to filing or distribution and discussing with them any significant changes to the Company's accounting principles; and

(e)

reviewing procedures for the Company's public disclosure of financial information extracted or derived from the Company's financial statements and assessment of the adequacy of these procedures from time to time.

2.6     External Auditors.

The external auditors are ultimately accountable to the Audit Committee and the Board, as representatives of the shareholders. The external auditors will report directly to the Audit Committee. The Audit Committee will:
(a)

review the independence and performance of the external auditors and annually recommend to the shareholders the appointment of the external auditors or approve any discharge of external auditors when circumstances warrant;

(b)

engage the external auditors to perform tax services and other de-minimus services subject to any prohibitions against non-audit services as set forth in the Sarbanes-Oxley Act, any regulations of the AMEX or the national securities exchange or over the counter market upon which the Company's common stock is then listed, or any other applicable laws and regulations. The performance of such services by the external auditors shall be approved in advance by the Audit Committee;

(c)	Meet separately, on a periodic basis, with management, with those responsible for the internal audit function, and with the external auditors;

(d)	Report the results of the annual audit to the Board of Directors;

(e)	approve the fees and other significant compensation to be paid to the external auditors;

(f)

on an annual basis, ensure the receipt from external auditors of a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard 1, and review and discuss with the external auditors all significant relationships they have with the Company that could impair the external auditors' independence, or recommend that the Board take appropriate action to oversee the independence of the auditors;

(g)	review the external auditors' audit plan to see that it is sufficiently detailed and covers any significant areas of concern that the Audit Committee may have;

(h)

before or after the financial statements are issued, discuss certain matters required to be communicated to audit committees in accordance with the standards established by the Canadian Institute of Chartered Accountants;

(i)	consider the external auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in the Company's financial reporting;

(j)	resolve any disagreements between management and the external auditors regarding financial reporting;

(k)	approve in advance and establish procedures in accordance with MI 52-110 for all audit services and any non-prohibited non-audit services to be undertaken by the external auditors for the Company;

(l)	receive from the external auditors timely reports of:

(i) all critical accounting policies and practises to be used;

(ii)

all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the external auditors;

(iii) other material written communications between the external auditors and management; and

(m)	review and approve the Company's hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the issuer.

2.7     Legal Compliance.

On at least an annual basis, the Audit Committee will review with the Company's legal counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

2.8     Complaints.

The Audit Committee will handle complaints and establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, and the confidential and anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters;

Individuals are strongly encouraged to approach a member of the Audit Committee with any complaints or concerns regarding accounting, internal accounting controls or auditing matters. An employee of the Company who is concerned about questionable accounting or auditing manners may submit a detailed written complaint, on a no-names basis, to the Chair of the Audit Committee. Upon receiving a verbal or written complaint, the Audit Committee will conduct a prompt, thorough and fair examination, document the situation and, if appropriate, recommend to the Board appropriate corrective action. The Audit Committee will have the power to retain outside counsel, for this purpose if, in its judgment, that is appropriate.

To the extent practicable, all complaints will be kept confidential. The Company will not condone any retaliation for a complaint made in good faith.

2.9     Funding.

The Board and management will ensure that the Company provides for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the board of directors, for payment of: (1) Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the listed issuer; (2) Compensation to any advisers employed by the Audit Committee under Section 2.3; and (3) Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

2.10     Other Duties and Responsibilities.

The Audit Committee will obtain annually the full Board of Directors' approval of this Article 2 and review and reassess this Article 2 as conditions dictate. The Audit Committee will administer and monitor compliance with the Company's Ethics and Conflict of Interest Policy.

Article 3 - Nominating/Corporate Governance Committee

3.0     Composition.

The Nominating/Corporate Governance Committee must be composed exclusively of directors who are not members of management, a majority of whom are unrelated and independent (as defined in the AMEX Rules). The Nominating/Corporate Governance Committee must meet separately from the Board.

3.1     Proposing Nominees.

The Nominating/Corporate Governance Committee is responsible for proposing to the Board new nominees to the Board, and for assessing directors on an ongoing basis (using a process approved by the Board). It should use the succession planning undertaken by the Board as a framework for developing the list of candidates.

3.2     Governance Issues.

The Nominating/Corporate Governance Committee is responsible for developing the Company's approach to governance issues and for the Company's response to the provisions of the Sarbanes-Oxley Act of 2002, as implemented by the SEC and the Toronto Stock Exchange's governance guidelines.

Article 4 - Compensation Committee

4.1     Compensation Committee.

The Compensation Committee must be composed exclusively of directors who are not members of management, a majority of whom are unrelated and independent (as defined in the AMEX Rules). The Compensation Committee must meet separately from the Board. The Compensation Committee will make recommendations to the Board on the Company's framework of executive remuneration and its cost and on specific remuneration packages for each of the executives. The CEO may not be present during voting or deliberations on the matters regarding his ore her compensation. The remuneration of non-executives, including members of the Compensation Committee, will be determined by the Board.